UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2011 (October 26, 2011)

ANCESTRY.COM INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-34518	26-1235962
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

360 West 4800 North, Provo, UT	84604
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 705-7000

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. Results of Operations and Financial Condition.

On October 26, 2011, Ancestry.com Inc. (the “Company”) announced via a press release its preliminary results of operations for its quarter ended September 30, 2011. A copy of the press release is attached as Exhibit 99.1 hereto. The Company also posted on its website management’s presentation of highlights for the quarter ended September 30, 2011, a copy of which is attached as Exhibit 99.2.

Both exhibits contain references to adjusted EBITDA and free cash flow, which are considered non-GAAP financial measures.

Management believes that adjusted EBITDA and free cash flow are useful measures of operating performance because they exclude items that the Company does not consider indicative of its core performance. In the case of adjusted EBITDA, the Company adjusts net income for such things as interest, taxes, stock-based compensation and certain non-cash and non-recurring items. Free cash flow subtracts from adjusted EBITDA the capitalization of content database costs, capital expenditures and cash paid for income taxes and interest expense. However, these non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net income and net cash provided by operating activities, or other financial measures prepared in accordance with GAAP. A reconciliation to the GAAP equivalents of these non-GAAP measures is contained in the press release and is also posted on the Company’s website.

Management uses adjusted EBITDA and free cash flow as measures of operating performance; for planning purposes, including the preparation of the annual operating budget; to allocate resources to enhance the financial performance of the Company’s business; to evaluate the effectiveness of the Company’s business strategies; to provide consistency and comparability with past financial performance; to facilitate a comparison of the Company’s results with those of other companies; and in communications with the Board of Directors concerning the Company’s financial performance. The Company also uses adjusted EBITDA and has used free cash flow as factors when determining management’s incentive compensation.

The information in this Item 2.02 (including Exhibit 99.1 and Exhibit 99.2) shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.

Item 8.01. Other Events.

On October 26, 2011, the Company announced a share repurchase program as approved by its Board of Directors (the “Share Repurchase Program”). A copy of the press release announcing the Share Repurchase Program is attached as Exhibit 99.3 hereto.

Under the Share Repurchase Program, the Company may spend up to $50 million (excluding brokers’ commissions and certain other items) to repurchase shares of its common stock from time to time through September 30, 2012, depending on market conditions, the Company’s common stock price and other factors.

Share repurchases under the Share Repurchase Program may be made through brokers or dealers in the open market or in privately negotiated transactions and may be implemented in whole or in part through the establishment of a purchase program pursuant to the safe harbor provided by Rule 10b5-1 under the Securities Exchange Act of 1934, block purchases or through accelerated or forward or similar stock purchases. The Company expects to fund the purchases using cash on hand and its existing credit facility.

The Company is not obligated to purchase any shares under its Share Repurchase Program. Subject to applicable corporate and securities laws, repurchases under the Share Repurchase Program, if any, may be made at such times and in such amounts as the Company deems appropriate. Purchases under the Share Repurchase Program can be discontinued, or the Share Repurchase Program may be modified or terminated, at any time.

Forward-Looking Statements

This Item 8.01 contains forward-looking statements. These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause the Company’s actual results, levels of activity, performance, or achievements to be materially different from those anticipated in these forward-looking statements. These statements include statements regarding the repurchase of shares, the amount of shares, if any, that may be repurchased and the timing of any such repurchases. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks and uncertainties include market conditions, the Company’s common stock price, the availability of cash and credit and the Company’s failure to achieve anticipated revenues and operating results. Information concerning these and other factors that could cause results to differ materially from those contained in the forward-looking statements is included under the caption “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, and in discussions in other of its Securities and Exchange Commission filings. These forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date and the Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise, except as required by law.

ITEM 9.01 Financial Statements and Exhibits.

(d)	Exhibit	Description

	99.1	Press release dated October 26, 2011 by the Company reporting its preliminary results of operations for the quarter ended September 30, 2011 (furnished and not filed herewith as described in Item 2.02).
	99.2	Management presentation of highlights for the quarter ended September 30, 2011 (furnished and not filed herewith as described in Item 2.02).
	99.3	Press release dated October 26, 2011 by the Company announcing the Share Repurchase Program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANCESTRY.COM INC.
(Registrant)

Date: October 26, 2011

By: /s/ William C. Stern
William C. Stern
General Counsel

INDEX OF EXHIBITS

Exhibit	Description

99.1	Press release dated October 26, 2011 by the Company reporting its preliminary results of operations for its quarter ended September 30, 2011 (furnished and not filed herewith as described in Item 2.02).
99.2	Management presentation of highlights for the quarter ended September 30, 2011 (furnished and not filed herewith as described in Item 2.02).
99.3	Press release dated September 30, 2011 by the Company announcing the Share Repurchase Program.